UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 28, 2016	(January 22, 2016)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	888-937-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2016, the Board of Directors of Metro Bancorp, Inc. ratified the following item approved by the Company's Compensation Committee:

2015 Cash bonuses for the Company's Chief Executive Officer, Chief Financial Officer and Named Executive Officers:

Name	Title	Annual Performance Cash Bonus	Cash Payment in Lieu of Stock Option Grant[1]
Gary L. Nalbandian	Chairman, President and Chief Executive Officer	$206,784	$70,056
Mark A. Zody	Executive Vice President and Chief Financial Officer	$122,347	$58,380
Percival B. Moser	Executive Vice President and Chief Operating Officer	$111,215	$58,380
Adam L. Metz	Senior Vice President and Chief Lending Officer	$79,108	$23,352
James R. Ridd	Senior Vice President and Chief Credit Officer	$75,075	$23,352
1 In lieu of an award of stock options in accordance with its past practice, Metro awarded its executives an additional cash bonus as provided in the merger agreement with F.N.B. Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
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(Registrant)

Date: January 28, 2016

/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer